EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130243 on Form S-8 of Kentucky First Federal Bancorp of our report dated October 5, 2010 appearing in this Annual Report on Form 10-K of Kentucky First Federal Bancorp  for the year ended June 30, 2010.

/s/ Crowe Horwath LLP

Louisville, Kentucky
October 5, 2010